United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 21, 2008
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     General Nutrition Centers, Inc. (“Centers”) has entered into an employment agreement with Thomas Dowd, dated as of April 21, 2008 (the “Employment Agreement”). Mr. Dowd has served as Centers’ Executive Vice President, Store Operations and Development since May 2007 (retroactive to April 2007).
     The Employment Agreement provides for an employment term up to April 21, 2010, with automatic one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Dowd not less than 30 days prior to the end of the applicable employment period. Mr. Dowd will receive an annual salary of $320,000, subject to annual review by Centers’ Board of Directors or Compensation Committee. Mr. Dowd will also receive an annual performance bonus based on Centers’ attainment of annual goals. For 2008, Mr. Dowd’s target bonus is 45% of his annual base salary with a maximum bonus of 100% of his annual base salary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 30, 2008

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer

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